Exhibit 99.B(j)(2)

Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Trustees

ING Investors Trust

We consent to the use of our reports, incorporated herein by reference, dated February 22, 2007, February 27, 2007 and February 28, 2007, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
April 25, 2007